Exhibit 10.17

Execution Version

GUARANTY

made by

IRG MASTER HOLDINGS, LLC,

a Delaware limited liability company,
as Guarantor

in favor of

GACP FINANCE CO., LLC,

as Administrative Agent

Dated as of November 16, 2019

GUARANTY

This GUARANTY (this “Guaranty”), dated as of November 16, 2019, is made by IRG MASTER HOLDINGS, LLC, a Delaware limited liability company, having a mailing address at 11111 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025(together with its permitted successors and assigns, “Guarantor”), in favor of GACP FINANCE CO., LLC, as administrative agent (together with its successors and assigns in such capacity, hereinafter referred to as “Administrative Agent”), having an address at 11100 Santa Monica Blvd., Los Angeles, CA 90025.

R E C I T A L S

A. Pursuant to that certain Loan Agreement dated as of March 20, 2018 (as amended by (i) that certain Delayed Draw Joinder Agreement Number 1, dated as of April 11, 2018, (ii) that certain Delayed Draw Joinder Agreement Number 2, dated as of May 18, 2018, (iii) that certain Amendment Number 3 to Term Loan Agreement, dated as of September 14, 2018, (iv) that certain Amendment Number 4 to Term Loan Agreement, dated as of February 19, 2019, (v) that certain Amendment Number 5 to Term Loan Agreement, dated as of June 28, 2019, (vi) that certain Amendment Number 6 to Term Loan Agreement, dated as of August 15, 2019, (vii) that certain Amendment Number 7 to Term Loan Agreement, dated as of the date hereof, and (viii) as further amended, restated, supplemented, waived or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement), by and between:

(i)	HOF VILLAGE, LLC, a Delaware limited liability company (the “Lead Borrower”); HOF VILLAGE YOUTH FIELDS, LLC, a Delaware limited liability company; HOF VILLAGE PARKING, LLC, a Delaware limited liability company; HOF VILLAGE STADIUM, LLC, a Delaware limited liability company; and the other Persons signatory thereto as “Borrowers” (collectively, the “Borrowers”, and each individually, a “Borrower”);

(ii)	the financial institutions or other lenders from time to time party to the Loan Agreement in the capacity of lenders (being collectively referred to as the “Lenders”); and

(iii)	the Administrative Agent.

B. The Loan is secured by, among other things, certain Mortgages and other Security Documents made by Borrowers (together with all renewals, modifications, increases and extensions of the same, the “Security Instrument”);

C. The Borrowers have requested that Lenders, among other things, agree to certain additional amendments to the Loan Agreement and as a condition to Lenders agreeing to such additional amendments and other accommodations under the Loan Agreement, the Guarantor is required to execute and deliver to Administrative Agent this Guaranty; and

D. Guarantor hereby acknowledges that Guarantor is an Affiliate of the Borrowers and will materially benefit from the Loan, amendments and extensions of credit and other accommodations under the Loan Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of the Secured Parties making the Loan, amendments and extensions of credit and other accommodations under the Loan Agreement, Guarantor hereby agrees, covenants, represents and warrants to Administrative Agent for the benefit of Administrative Agent and other Secured Parties as follows:

1. Definitions. As used herein, the term “Guaranteed Obligations” means: (a) the Obligations (as defined in the Loan Agreement) under clause (a) of the definition thereof in the Loan Agreement, (b) the due and punctual payment of principal of, and interest (including any interest that, but for the commencement of any proceeding under any Debtor Relief Laws, would have accrued) on, any and all fees, premiums on and all expenses incurred in connection with the Obligations owed by any Borrower to any Lender, the Administrative Agent or any other Secured Party in connection with the Loan Agreement or any other Loan Documents, and (c) the due and punctual payment of all other present or future Obligations owing by any Borrower to any Lender, the Administrative Agent or any other Secured Party, including but not limited to principal, interest (including any interest that, but for the commencement of any proceeding under any Debtor Relief Laws, would have accrued), Exit Fees and all costs and expenses that are owed under the Loan Documents. Notwithstanding the foregoing, Guarantor’s obligations hereunder shall be limited to the payment obligations set forth in Sections 2(b), 2(f) and 16 below.

2. Guaranty.

(a) Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Administrative Agent for the benefit of Administrative Agent and the other Secured Parties, as a primary obligor and not merely as a surety, the full, prompt and complete payment when due of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b) The Guarantor agrees as a primary obligor to make the following payments (which are also Guaranteed Obligations) on or before the following dates to each of Tranche 1 Lender and Tranche 2 Lender (unless Tranche I Lender and Tranche 2 Lender have previously received such payments from Borrowers):

(i) On or before 12:00 p.m. (New York City time) on November 27, 2019, all then-accrued-and-unpaid interest through and including October 31, 2019, on the Tranche 1 Loan and the Tranche 2 Loan shall be paid in full. For the avoidance of doubt, the accrued-and-unpaid interest on the Tranche 1 Loan is $4,320,726.51 and the accrued-and-unpaid interest on the Tranche 2 Loan is $1,080,389.62.

(ii) All interest (other than additional interest resulting from the imposition of the default rate set forth in Section 2.06 of the Loan Agreement, except as is set forth in clause (v) below) that is due in respect of the Tranche 1 Loan and the Tranche 2 Loan shall be paid in arrears in cash (x) on each Interest Payment Date, (y) upon any prepayment of the Tranche 1 Loan and the Tranche 2 Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (z) at maturity, including final maturity of the Loans.

(iii) On or before April 30, 2020, (x) fifty percent (50%) of the then-outstanding principal amount of the Tranche 1 Loan and the Tranche 2 Loan, (y) any then-accrued-and-unpaid interest on the Tranche 1 Loan and the Tranche 2 Loan, and (z) all other fees and costs owing to Tranche 1 Lender and Tranche 2 Lender (including amounts required to be paid under Section 2.04(e) and/or Section 2.07 of the Loan Agreement, other than Exit Fees) shall be paid to the Administrative Agent, for the sole account and benefit of Tranche 1 Lender (on account of the Tranche I Loan) and Tranche 2 Lender’ (on account of the Tranche 2 Loan). Any payments of principal received from Guarantor or Borrowers, or on behalf of Guarantor or Borrowers, before April 30, 2020 by Tranche 1 Lender (on account of the Tranche 1 Loan) or by Tranche 2 Lender (on account of the Tranche 2 Loan) shall be credited against the amounts due on April 30, 2020 under this Section 2(b)(iii).

(iv) On or before the Maturity Date, (w) all then-outstanding principal amount of the Tranche 1 Loan and the Tranche 2 Loan, (x) any then-accrued-and-unpaid interest on the Tranche 1 Loan and the Tranche 2 Loan, (y) the Exit Fee that is due and payable in respect of the Tranche 1 Loan (i.e. $400,000) and the Tranche 2 Loan (i.e. $100,000), and (z) all other fees and costs owing to Tranche 1 Lender and Tranche 2 Lender (including amounts required to be paid under Section 2.04(e) and/or Section 2.07 of the Loan Agreement) shall be paid to the Administrative Agent, for the sole account and benefit of Tranche 1 Lender (on account of the Tranche 1 Loan) and Tranche 2 Lender (on account of the Tranche 2 Loan).

(v) In the event the Guarantor fails to make payment any amount then due and payable as set forth in clauses (i) through and including (iv) above, in each case on the dates as set forth in such clauses (for any reason or for whatever reason, other than because of actual payment in cash of such amounts having been made to the Administrative Agent, Tranche 1 Lender and Tranche 2 Lender on or before the dates set forth in such clauses), then, at the option of either of Administrative Agent, Tranche 1 Lender, or Tranche 2 Lender, the entire amount of the Guaranteed Obligations shall become immediately and promptly due and payable forthwith upon written notice to Guarantor and shall be subject to the Default Rate as set forth in Section 2.06 of the Loan Agreement.

Notwithstanding any exercise of any remedies under any other Loan Documents, so long as the Guarantor makes the payments in the amount and on the dates and times as set forth in clauses (i) and (iv) above, neither the Administrative Agent nor Tranche 1 Lender and Tranche 2 Lender shall seek the accelerate the Guaranteed Obligations against the Guarantor; provided that the foregoing shall not prevent the Administrative Agent or other Secured Parties from enforcing their rights and remedies against any other Persons (including the Borrowers) and which exercise shall not relieve the Guarantor of its Guaranteed Obligations hereunder.

(c) The Guarantor agrees that, in addition to the Administrative Agent, each of Tranche 1 Lender and Tranche 2 Lender shall have the right to bring an independent cause of action against the Guarantor in respect of payments required to be made by the Guarantor in respect of any of the Guaranteed Obligations (including any amount described in clause (b) above).

(d) This Guaranty covers the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof regardless of the amount thereof.

(e) All sums payable to Administrative Agent for the benefit of Administrative Agent and the other Secured Parties under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(f) Guarantor hereby agrees to indemnify, defend and save harmless the Administrative Agent, and each of Tranche 1 Lender and Tranche 2 Lender from and against any and all costs, losses, liabilities, claims, causes of action and expenses and damages, including reasonable attorneys’ fees and disbursements, which the Administrative Agent, each of Tranche 1 Lender and Tranche 2 Lender may reasonably suffer or which otherwise may arise by reason of the Guarantor’s failure to pay any of the Guaranteed Obligations when due.

(g) The obligations of Guarantor under this Guaranty shall be unlimited in amount with respect to the Guaranteed Obligations and primary, irrevocable, direct and immediate and not conditional or contingent upon pursuit by Administrative Agent or the other Secured Parties of any remedies that they may have against any Borrower under the Loan Agreement or the other Loan Documents or any remedies that they might have against any other Person.

(h) The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced or otherwise modified in any manner or to any extent shall not release, diminish or discharge the obligation of Guarantor to the Administrative Agent or Secured Parties with respect to the Guaranteed Obligations. This Guaranty may be enforced by the Administrative Agent (on behalf of the other Secured Parties and any subsequent holder of the Notes) and shall not be discharged by the assignment or negotiation of all or any part of the Loan.

(i) This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor.

3. Representations and Warranties. Guarantor hereby represents and warrants to Administrative Agent and the other Secured Parties as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a) Organization, Authority and Execution. Guarantor is a limited liability company organized under the laws of State of Delaware, and has all necessary corporate power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by Guarantor.

(b) Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c) No Violation. The execution, delivery and performance by Guarantor of its obligations under this Guaranty does not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound.

(d) No Litigation. There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which could materially and adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which could materially and adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

(e) Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained, and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor’s obligations under this Guaranty will be obtained when required.

(f) Financial Information. Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation, and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

(g) Consideration. Guarantor or its Affiliates are the owners, directly or indirectly, of certain legal and/or beneficial equity interests in the Lead Borrower.

4. [Reserved].

5. Unconditional Character of Obligations of Guarantor.

(a) The obligations of Guarantor hereunder shall be joint, several, irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Borrower, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of any Borrower under the other Loan Documents or Guarantor under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Administrative Agent or constitute a legal or equitable discharge or defense of a guarantor or surety. Administrative Agent may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against any Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person. This Guaranty is a guaranty of payment and not merely a guaranty of collection. Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Guarantor, any Borrower or any other Person, any right to require a proceeding first against any Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the Guaranteed Obligations or any other obligations of any Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b) The obligations of Guarantor under this Guaranty, and the rights of Administrative Agent to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting any Borrower, the Collateral or any part thereof, Guarantor or any other Person;

(ii) any failure by Administrative Agent or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

(iii) the sale, transfer or conveyance of the Collateral or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Collateral or any part thereof and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against any Borrower or the Collateral or any interest therein;

(iv) the termination or discharge of any Security Instrument, the exercise of any power of sale or any foreclosure or the conveyance to Administrative Agent, any Affiliate of Administrative Agent or any other Secured Party of the Collateral or any interest therein by a deed-in-lieu of foreclosure;

(v) the release of any Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise;

(vi) the release in whole or in part of any collateral for any or all Guaranteed Obligations or for the Loan or any portion thereof;

(vii) any action or inaction by Administrative Agent or any other Secured Party under or in respect of any of the Loan Documents, including any failure to exercise, or any delay in exercising, any rights or remedies Administrative Agent or any other Secured Party may have under this Guaranty or the other Loan Documents;

(viii) any modification, supplement, extension, consolidation, restatement, waiver or consent provided by Administrative Agent or any other Secured Party with respect to any of the Loan Documents, including, without limitation, the grant of extensions of time for payment or performance;

(ix) the accuracy or inaccuracy of the representations and warranties made by any Borrower, Guarantor or any other Person in any of the Loan Documents; or

(x) the existence of any claim, setoff, counterclaim, defense or other rights which Guarantor may have against any Borrower, Administrative Agent or any other Secured Party or any other Person, whether in connection with the Loan or any other transaction.

(c) Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses in an action brought by Administrative Agent or any other Secured Party to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d) Administrative Agent or any other Secured Party may deal with any Borrower and Affiliates of any Borrower in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant any Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Administrative Agent or any other Secured Party, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.

(e) No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if any Loan Document is modified with Administrative Agent or any other Secured Party’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f) Administrative Agent or any other Secured Party may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Administrative Agent or any other Secured Party shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g) No waiver shall be deemed to have been made by Administrative Agent of any rights hereunder unless the same shall be in writing and signed by Administrative Agent, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Administrative Agent or any other Secured Party or the obligations of Guarantor to Administrative Agent or any other Secured Party in any other respect or at any other time.

(h) At the option of Administrative Agent or any other Secured Party, Guarantor may be joined in any action or proceeding commenced by Administrative Agent or any other Secured Party against any Borrower in connection with or based upon any other Loan Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor’s liability hereunder, without any requirement that Administrative Agent or any other Secured Party first assert, prosecute or exhaust any remedy or claim against any Borrower or any other Person, or any security for the obligations of any Borrower or any other Person.

(i) Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by any Borrower or Guarantor to Administrative Agent or any other Secured Party and such payment is rescinded or must otherwise be returned by Administrative Agent or any other Secured Party (as determined by Administrative Agent in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting any Borrower or Guarantor, all as though such payment had not been made.

(j) In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever any Borrower, any other guarantor of all or any portion of the Loan, or any subsequent owner of the Real Property or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Administrative Agent or any other Secured Parties under the Loan Documents, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until all principal, interest and other sums due pursuant to the Loan Documents have been indefeasibly paid in full in cash. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Administrative Agent or any other Secured Party in or to any collateral for the Loan, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Administrative Agent and the other Secured Parties of payment in full in cash of all principal, interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Administrative Agent or any other Secured Party shall not have been fully paid, such amount shall be paid by Guarantor to Administrative Agent for credit and application against such sums due and owing to Administrative Agent and the other Secured Parties.

(k) Guarantor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Real Property and the exercise by Administrative Agent or any other Secured Parties of any or all of their remedies pursuant to the Loan Documents.

6. [Reserved].

7. Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Administrative Agent and Guarantor.

8. Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor’s estate, heirs, personal representatives, successors and permitted assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Administrative Agent, other Secured Parties and their successors and assigns. Administrative Agent and the other Secured Parties shall have the right to assign, delegate, pledge, participate or transfer their rights and obligations under this Guaranty without limitation and any assignee or transferee shall be entitled to all the benefits afforded to the Administrative Agent and the other Secured Parties under this Guaranty.

9. Governing Law.

(a) THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT TO THE LOAN AGREEMENT WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY• OTHER JURISDICTION GOVERNS THIS GUARANTY AND THE NOTES, AND THIS GUARANTY AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, ANY OTHER SECURED PARTY OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, IN THE STATE AND CITY OF NEW YORK AND GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR AGREES THAT SERVICE OF PROCESS UPON GUARANTOR AT THE ADDRESS FOR GUARANTOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (i) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGE IN THE ADDRESS FOR GUARANTOR SET FORTH HEREIN, AND (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS). NOTWITHSTANDING THE FOREGOING, ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF THIS GUARANTY OR ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT ADMINISTRATIVE OR SUCH SECURED PARTY MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND GUARANTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

(c) GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS GUARANTY IS AN “INSTRUMENT FOR THE PAYMENT OF MONEY ONLY,” WITHIN THE MEANING OF NEW YORK CIVIL PRACTICE LAW AND RULES SECTION 3213.

10. Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11. Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12. WAIVER OF TRIAL BY JURY. EACH OF ADMINISTRATIVE AGENT, EACH OTHER SECURED PARTY AND GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH SECURED PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF TRIAL BY JURY BY GUARANTOR.

13. Other Guaranties. The obligations of Guarantor hereunder are separate and distinct from, and in addition to, the obligations of Guarantor now or hereafter arising under any other guaranties, indemnification agreements or other agreements to which Guarantor is now or hereafter becomes a party. In no event shall Guarantor be entitled to any credit against amounts due under this Guaranty by reason of amounts paid to Administrative Agent or any other Secured Party by Guarantor or any other person under or by reason of the other guaranties, indemnification agreements or other agreements to which Guarantor is now or hereafter becomes a party; provided, however, under no circumstances shall the Secured Parties have duplicative recoveries for the same item.

14. Notices. All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

To Guarantor:	IRG Master Holdings, LLC 11111 Santa Monica Blvd., Suite 800 Los Angeles, California 90025 Attention: Stuart Lichter Telephone: (310) 806-4434

With a copy to:	Fainsbert Mase Brown & Sussman, LLP 11111 Santa Monica Boulevard, Suite 810 Los Angeles, California 90025 Attention: Dean Sussman, Esq. Email: DSussman@fms-law.com Telephone: (310) 473-6400

To Administrative Agent:	GACP Finance Co., LLC 11100 Santa Monica Blvd. Los Angeles, CA 90025 Attention: Robert A. Louzan Email: RLouzan@gacapitalpariners.com Telephone: (203) 663-5101

With a copy to:	Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attention: Sanjay Thapar Email: SThapar@kramerlevin.com Telephone: (212) 715-9484

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day.

15. Guarantor’s Receipt of Loan Documents. Guarantor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

16. Interest; Expenses.

(a) If Guarantor fails to pay all or any sums due hereunder upon demand by Administrative Agent or any other Secured Party, the amount of such sums payable by Guarantor to Administrative Agent or any other Secured Party shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(b) Guarantor hereby agrees to pay all reasonable out-of-pocket costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Administrative Agent or any other Secured Party in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty. The amounts payable under this Section 16(b) are in addition to the Guaranteed Obligations.

17. Joint and Several Obligations. If Guarantor consists of more than one Person, each such Person shall have joint and several liability for the obligations of Guarantor hereunder.

18. Termination. Subject to Section 5(i), this Guaranty shall• terminate and the obligations of Guarantor hereunder (except for those obligations expressly stated to survive the payment of the Debt) shall be of no further force and effect from and after the indefeasible payment in full in cash of the Obligations.

19. Offsets, Counterclaims and Defenses. Guarantor hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Administrative Agent or any other Secured Party, or otherwise offset any obligations to make payments required under this Guaranty. Any assignee of Administrative Agent or any other Secured Party’s interest in and to this Guaranty shall take the same free and clear of all offsets, counterclaims or defenses which Guarantor may otherwise have against any assignor of this Guaranty, and no such offset, counterclaim or defense shall be interposed or asserted by Guarantor in any action or proceeding brought by any such assignee upon this Guaranty, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Guarantor.

20. Punitive Damages. Guarantor hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable law, any rights it may have to claim or recover against Administrative Agent or any other Secured Party in any legal action or proceeding any special, exemplary, punitive or consequential damages.

21. Time of the Essence. Time is of the essence with respect to the performance and observance by Guarantor of each covenant, agreement, provision and term of this Guaranty.

22. Duplicate Originals; Counterparts. This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same document. Receipt of an executed signature page to this Guaranty by facsimile, attachment to an email or other electronic transmission shall constitute effective delivery thereof.

23. Civil Code Waivers. Guarantor expressly waives any and all benefits, rights and/or defenses which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, and 2899, 2953 and 3433.

24. Document Imaging. Administrative Agent shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrowers’ loans, including, without limitation, this Guaranty and the other Loan Documents, and Administrative Agent may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Administrative Agent produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Administrative Agent is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this Guaranty or any Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

25. Constituent Persons. All of the terms and provisions of this Guaranty are recourse obligations of the Guarantor. Notwithstanding the foregoing, recourse against the Guarantor under this Guaranty is limited solely to the Guarantor and its assets, and no director, officer, member, manager, employee, agent or representative of the Guarantor (any of the foregoing, a “Constituent Person”) shall have any personal or other liability, directly or indirectly, under or in connection with this Guaranty (other than for fraud, and, in such case, the liability of such Constituent Person shall be limited to damages sustained as a result of such fraud), and each of the Administrative Agent and each Lender hereby waives any and all such personal liability under this Guaranty against any Constituent Person (other than for fraud, and, in such case, the liability of such Constituent Person shall be limited to damages sustained as a result of such fraud); provided that nothing contained herein shall release any Constituent Person or any of the Borrowers from any liability or obligation arising for matters related to Loan Documents signed by them or other agreements signed by them; provided, further that in no event shall the foregoing prevent the Administrative Agent and the Lenders from bringing a foreclosure action, an action for specific performance or any other appropriate action or proceeding against any Borrower or any other Person under any Loan Documents or other agreement or any Collateral.

26. Not a Replacement Guaranty. Parties hereto expressly agree that this Guaranty is not and shall not be deemed to a Replacement Guaranty (as such term is defined in the Recourse Guaranty).

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

IRG MASTER HOLDINGS, LLC
a Nevada limited liability company

By:	/s/ Stuart Lichter
Name:	Stuart Lichter
Title:	President